UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 6, 2012

GENTIVA HEALTH SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15669	36-4335801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 RIVERWOOD PARKWAY, SUITE 1400, ATLANTA, GEORGIA	30339-3314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(770) 951-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The response to Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2012, Gentiva Health Services, Inc. (“Gentiva”) entered into an amendment (the “Third Amendment”) to its Credit Agreement, dated as of August 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Gentiva, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent (the “Agent”), Swing Line Lender and L/C Issuer, General Electric Capital Corporation, as Syndication Agent, and Barclays Bank PLC, SunTrust Bank and Fifth Third Bank as Co-Documentation Agents.

The Third Amendment effected certain changes to the Credit Agreement, including the following:

1) Interest rates applicable to outstanding term A loans and term B loans under the Credit Agreement were each increased by 175 basis points per annum.

2) An increase in Gentiva’s permitted maximum consolidated leverage ratio, at any time during any period of four fiscal quarters, as set forth in the grid below:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
March 31, 2012 through September 30, 2014	6.25 to 1.00
each fiscal quarter thereafter	5.75 to 1.00

The previously required ratio was (i) 4.50 to 1.00 through September 30, 2012, (ii) 3.75 to 1.00 from December 31, 2012 through September 30, 2013 and (iii) 3.00 to 1.00 thereafter.

 3) An amendment to the consolidated interest coverage ratio (and corresponding definitions) to provide that consolidated interest charges included in such calculation are such charges paid in cash (as compared with the previous covenant that included non-cash interest charges), along with a decrease in Gentiva’s permitted minimum consolidated cash interest coverage ratio, for each four fiscal quarter period ending as of the last day of such fiscal quarter, to (i) 2.00 to 1.00 through June 30, 2013, (ii) 1.75 to 1.00 from September 30, 2013 through June 30, 2014 and (iii) 2.00 to 1.00 thereafter.  The previously required ratio was 2.25 to 1.00 for all such periods.

4) Several amendments to the definition of “Consolidated EBITDA”, which include the ability to add-back certain costs associated with Gentiva’s cost realignment and operating losses associated with certain facilities and branches closed or sold during the fourth quarter of 2011 and during 2012 and an increase in the add-back for litigation settlement costs.

5) Addition of a mechanism for Gentiva to make discounted prepayments of outstanding term A loans and term B loans pursuant to Dutch auction procedures.

6) A reduction of the revolving commitments to $110 million from $125 million.

As a condition to effectiveness of the Third Amendment, Gentiva will repay $50,000,000 of the outstanding term loans under the Credit Agreement, to be applied ratably between the term loan A facility and the term loan B facility.

Gentiva has agreed to pay certain fees in connection with the Third Amendment, including a consent fee to each lender approving the Third Amendment in an amount equal to 0.50% of its respective term loans and revolving credit commitments under the Credit Agreement.  Gentiva and each subsidiary guarantor also executed a reaffirmation agreement (the “Reaffirmation Agreement”) pursuant to which each party reaffirmed the liens granted to the Agent under loan documents and each subsidiary guarantor reaffirmed its guaranty of Gentiva’s obligations under the Credit Agreement.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Third Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which (together with the Reaffirmation Agreement, attached as Exhibit 10.2) is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 6, 2012, Gentiva issued a press release announcing the Third Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Gentiva under the Securities Act of 1933, as amended.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to Credit Agreement, dated as of March 6, 2012.

10.2	Reaffirmation Agreement, dated as of March 6, 2012, executed in connection with the Third Amendment to Credit Agreement.

99.1	Press Release, dated March 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

Date: March 6, 2012	By:	/s/ Eric R. Slusser
Eric R. Slusser
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT LIST

10.1	Third Amendment to Credit Agreement, dated as of March 6, 2012.

10.2	Reaffirmation Agreement, dated as of March 6, 2012, executed in connection with the Third Amendment to Credit Agreement.

99.1	Press Release, dated March 6, 2012.

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